EXHIBIT 21.1

List of Subsidiaries

Tanger Properties Limited Partnership

Tanger GP Trust

Tanger LP Trust

Tanger Development Corporation

Tanger-Warren Development, LLC

TWMB Associates, LLC

Tanger Deer Park, LLC

Deer Park Enterprises, LLC

Tanger COROC, LLC

Tanger COROC II, LLC

COROC Holdings, LLC

COROC/Riviera L.L.C.

COROC/Hilton Head I L.L.C.

COROC/Hilton Head II L.L.C.

COROC/Lincoln City L.L.C.

COROC/Myrtle Beach L.L.C.

COROC/Park City L.L.C.

COROC/Rehoboth I L.L.C.

COROC/Rehoboth II L.L.C.

COROC/Rehoboth III L.L.C.

COROC/Lakes Region L.L.C.

COROC/Tilton L.L.C.

COROC/Tuscola L.L.C.

COROC/Westbrook I L.L.C.

COROC/Westbrook II L.L.C.

Tanger Devco, LLC

Tanger Wisconsin Dells, LLC

Northline Indemnity, LLC